UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

Acadia Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12830 El Camino Real, Suite 400 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 558-2871

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 6, 2021, the Company announced positive top-line results from Lavender™, its pivotal, Phase 3 study of trofinetide in Rett syndrome. Lavender™ was a 12-week, double-blind, randomized, placebo-controlled study evaluating the efficacy and safety of trofinetide in 187 girls and young women aged 5-20 years with Rett syndrome. The study demonstrated a statistically significant improvement over placebo for both co-primary endpoints. On the Rett Syndrome Behaviour Questionnaire (RSBQ), change from baseline to week 12 was -5.1 vs. -1.7 (p=0.0175; effect size = 0.37). The Clinical Global Impression–Improvement (CGI-I) score at week 12 was 3.5 vs. 3.8 (p=0.0030; effect size = 0.47). The RSBQ is a caregiver assessment of the core symptoms of Rett syndrome and the CGI-I is a global physician assessment of worsening or improving of Rett syndrome.

Additionally, trofinetide demonstrated a statistically significant separation over placebo on the key secondary endpoint, the Communication and Symbolic Behavior Scales Developmental Profile™ Infant-Toddler Checklist–Social composite score (CSBS-DP-IT–Social) change from baseline to week 12 (-0.1 vs. -1.1; p=0.0064; effect size = 0.43).

Study treatment discontinuation rates related to treatment emergent adverse events (TEAEs) were 17.2% in the trofinetide group as compared to 2.1% in the placebo group. The most common adverse events were diarrhea (80.6% with trofinetide vs. 19.1% with placebo), of which 97.3% in the trofinetide arm were characterized as mild-to-moderate, and vomiting (26.9% with trofinetide vs. 9.6% with placebo), of which 96% in the trofinetide arm were characterized as mild-to-moderate. Serious adverse events were observed in 3.2% of study participants in both the trofinetide and placebo groups. Patients completing the Lavender study had the opportunity to continue to receive trofinetide in the open-label Lilac and Lilac-2 extension studies. More than 95% of participants who completed the Lavender study elected to roll-over to the Lilac open-label extension study.

Acadia is planning for a pre-NDA meeting with the U.S. Food and Drug Administration (FDA) in the first quarter of 2022 and plans to submit a new drug application (NDA) around mid-year 2022.

A copy of ACADIA’s press release issued December 6, 2021 is furnished herewith as Exhibit 99.1.

Forward-Looking Statements

Statements in this Current Report that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements related to: intended activities with respect to the Lavender study and the Company’s planned engagement with the FDA. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug development, approval and commercialization, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2020 as well as its subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 6, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Pharmaceuticals Inc.

Dated: December 6, 2021	By:	/s/ Austin D. Kim
Austin D. Kim
Executive Vice President, General Counsel & Secretary